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                                    EXHIBIT 7

                    Letter on Change In Certifying Accountant










                         Change In Certifying Accountant
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                         PRITCHETT, SILER & HARDY, P.C.
                          CERTIFIED PUBLIC ACCOUNTANTS
                               430 EAST 400 SOUTH
                           SALT LAKE CITY, UTAH 84111
                       (801) 328-2727 - FAX (801) 328-1123



                                                                 August 31, 1999



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC  20549

Gentlemen:

We have read the statements of Dreams, Inc. pertaining to our firm included under Item 3 of Form 10-SB and agree with such statements as they pertain to our firm. We have no basis to agree or disagree with other statements of the registrant contained therein.



PRITCHETT, SILER & HARDY, P.C.





                         Change In Certifying Accountant